UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2005

HILLENBRAND INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	1-6651 (Commission File Number)	35-1160484 (IRS Employer Identification No.)

700 State Route 46 East
Batesville, Indiana	47006-8835
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 934-7000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     Effective May 11, 2005, Frederick W. Rockwood, President and Chief Executive Officer of Hillenbrand Industries, Inc., retired from Hillenbrand and resigned from its Board of Directors. Also on May 11, 2005, Hillenbrand’s Board of Directors appointed Rolf A. Classon to serve as President and Chief Executive Officer of Hillenbrand on an interim basis. Mr. Classon is an independent, non-executive director who was selected by the Board in 2003 to act as interim CEO should the need ever arise. The press release announcing Mr. Rockwood’s retirement and the appointment of Mr. Classon is filed as Exhibit 99 to this Current Report on Form 8-K. The contents of such Exhibit are incorporated herein by reference.

     Mr. Classon, 59, has been a director of Hillenbrand since 2002 and was named as Vice Chairman of the Board on December 4, 2003. He also has served as Chairman of the Board’s Compensation and Management Development Committee and as a member of the Board’s Nominating/Corporate Governance Committee. He was Chairman of the Executive Committee of Bayer HealthCare, a sub group of Bayer AG, from October 2002 to July 2004, and was President of Bayer Health Care L.L.C., a subsidiary of Bayer AG, from October 2002 to July 2004. Previously, he had been president of Bayer’s Diagnostic Division and head of Bayer’s Worldwide Business Group – Diagnostics since 1995. Bayer is an international research-based company active in life sciences, polymers and chemicals. A native of Sweden, Mr. Classon joined Bayer’s Miles Diagnostics business in 1991 as executive vice president, worldwide marketing, sales and service. He also served as senior vice president, sales and service for Diagnostics with Miles Inc. beginning in 1992. During his career, Mr. Classon has held management positions with Pharmacia AB, Sweden; Swedish Match Group; and Asbjorn Habberstad AB. Prior to joining Bayer, he was president and chief operating officer of Pharmacia Biosystems AB. Mr. Classon currently serves on the supervisory board of Bayer HealthCare AG, the board of Enzon Pharmaceuticals, Inc., a company focused on oncology and antivirus pharmaceuticals, the board of ISTA Pharmaceuticals, a company involved in opthamological pharmaceuticals, and the board of Auxilium Pharmaceuticals, a specialty pharmaceutical company in the fields of urology and mens’ health.

     As a result of his serving as interim President and Chief Executive Officer, Mr. Classon will not continue to serve on the Compensation and Management Development and Nominating/Corporate Governance Committees of the Hillenbrand Board of Directors. He has been replaced by Mark D. Ketchum as Chairman of the Compensation and Management Development Committee, and Peter H. Soderberg has been elected as the Vice Chairman of that committee. Finally, Joanne C. Smith, M.D. was elected as the interim Vice Chairwoman of the Board of Directors to replace Mr. Classon in that capacity while he serves as the interim President and Chief Executive Officer.

     The terms of Mr. Classon’s employment as interim President and Chief Executive Officer have not yet been finalized. Hillenbrand will amend this Current Report on Form 8-K to describe such terms once they are finalized.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

99	Press release dated May 11, 2005 issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND INDUSTRIES, INC.
DATE: May 12, 2005	BY:	/S/ Scott K. Sorensen
Scott K. Sorensen
Vice President and Chief Financial Officer

DATE: May 12, 2005	BY:	/S/ Gregory N. Miller
Gregory N. Miller
Vice President — Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99	Press release dated May 11, 2005 issued by the Company.

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